UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008 (November 20, 2008)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On November 20, 2008, the Compensation and Benefits Committee of the Board of Directors recommended, and the Board of Directors approved, effective December 1, 2008, an amendment to the Wyeth Executive Retirement Plan to provide that, subject to meeting the other eligibility criteria for participation in the plan, the individual serving as the Chief Financial Officer of the Company shall be eligible to participate in the Wyeth Executive Retirement Plan regardless of whether he or she has reached the age of 55. Prior to this amendment, Wyeth’s current Chief Financial Officer, Gregory Norden, 51, met all of the eligibility criteria for participation in the Wyeth Executive Retirement Plan other than age. Reference is made to the proxy statement for Wyeth’s 2008 Annual Meeting of Stockholders for a description of the Wyeth Executive Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008	WYETH

	By:	/s/ Eileen M. Lach
	Name:	Eileen M. Lach
	Title:	Vice President, Corporate Secretary and Associate General Counsel